Exhibit 10.23

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“this Sublease”) is made and entered by and between DESERT IMAGING SERVICES L.P. (the “Sublessor”) and IONETIX CORPORATION (the “Sublessee”).

WHEREAS, Jeken Property, L.P. (the “Landlord”) and Sublessor entered into that certain First Amended and Restated Lease Agreement dated November 1, 2019 (the “Lease”), relating to leased premises consisting of the property described on Exhibit “A”, attached hereto and incorporated herein, located at 7812 Gateway East, El Paso, Texas 79915 (the “Leased Premises”); and

WHEREAS, Sublessee desires to sublease from Sublessor that portion of the Leased Premises consisting of a vault, which is described on Exhibit “B”, attached hereto and incorporated herein (the “Subleased Premises”), and Sublessor has agreed to sublease the Subleased Premises to Sublessee on the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

1.       Demise of the Premises; Permitted Use; Quiet Enjoyment. Sublessor hereby subleases to Sublessee the Subleased Premises and Sublessee hereby agrees to sublease the Subleased Premises from Sublessor on the terms and conditions set forth herein. Sublessee shall use and occupy the Subleased Premises only for the purpose of installing, maintaining and operating a cylcotron to produce the radiopharmaceutical known as Ammonia 13 pursuant to that certain Ionetix Dose Sales Agreement dated September 10, 2019 between Sublessor and Sublessee (the “Dose Agreement”), and only in accordance with the terms thereof, and for no other purpose. So long as Sublessee is in full compliance with the terms and conditions of this Sublease, Sublessor covenants that Sublessee shall have peaceful and quiet enjoyment of the Subleased Premises during the term hereof; provided, however, that in the event this Sublease terminates or Sublessee is denied use or enjoyment of any portion of the Subleased Premises as a result of (a) Sublessee’s default under this Sublease, or (b) any event or condition which is beyond the reasonable control of Sublessor, then Sublessor shall not be deemed to have breached its warranty of quiet enjoyment to Sublessee.

2.       Term. The primary term of this Sublease shall commence on the Commencement Date, as defined in the Dose Agreement, and shall terminate at the end of the Initial Term, as defined in the Dose Agreement, unless otherwise extended in accordance with the Dose Agreement, and provided further that Sublessee may terminate this Sublease immediately upon the earlier termination or expiration of the Dose Agreement. Notwithstanding anything else herein to the contrary, in event of termination of the Lease, this Sublease shall immediately terminate. Notwithstanding anything herein to the contrary, in the event of the termination of the Dose Agreement, this Sublease shall immediately terminate.

3. Rent. Sublessee agrees to pay rent to Sublessor at the rate of $1,700.00 per month, due on the first day of each month of the term. For the avoidance of doubt, rent shall not begin to accrue until Sublessee begins commercial production of doses under the Dose Agreement. Rent shall be payable without demand and without set-off or deduction for any reason whatsoever, except as herein provided. The obligation of the Sublessee to pay rent during the term of this Sublease is an independent covenant. No act, omission, or circumstance of any kind, even if it constitutes a breach of covenant by the Sublessor, shall release the Sublessee of the obligation to pay rent as required by this Sublease.

4. Subject to Lease. It is expressly understood that this Sublease is subject to the terms and conditions set forth in the Lease. Sublessee agrees to comply with the terms and conditions of the Lease applicable to the Subleased Premises and its operations. In its use and possession of the Subleased Premises, Sublessee shall comply with all applicable laws, including without limitation, hazardous materials laws. Sublessee shall be required to decommission under applicable law the Subleased Premises with respect to the cylcotron and related uses upon termination of the Lease. Sublessee shall maintain the Subleased Premises in good condition and repair, at Sublessee’s sole expense, as required by the Lease. Other than as needed to install the cyclotron, Sublessee shall not make any alterations or improvements to the Subleased Premises without the prior written consent of Sublessor. Sublessee shall comply with all applicable laws relating to the Subleased Premises and its usage thereof.

5. Security Deposit. Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of $1,700.00 to be held as collateral, without interest, as collateral security for the payment of any rent and any other sums of money for which Sublessee shall become liable to Sublessor under this Sublease, and for the faithful performance by Sublessee of all other covenants, provisions, obligations, and agreements made herein (the “Security Deposit”). The Security Deposit shall be paid to Sublessor on the date of Sublessee’s execution of this Sublease. The Security Deposit is not an advance payment of rent or a measure of Sublessor’s damages in case of default of Sublessee. If, at any time during the term of this Sublease, the rent, or any other sum payable by Sublessee to Sublessor hereunder, shall be overdue and unpaid, then Sublessor may, at its option, appropriate and apply any portion of the Security Deposit to the payment of such overdue rent or other sum, without waiver of any other rights or remedies. Should Sublessee comply with all of the terms, covenants and conditions of this Sublease and promptly pay all sums due hereunder, the Security Deposit shall be returned in full to Sublessee ten (10) days after termination of this Sublease. In the event all or any portion of the Security Deposit is used by Sublessor as provided herein, then Sublessee shall replenish the funds so used within ten (10) days following a written demand from Sublessor. Sublessor shall not be required to pay or earn interest on the Security Deposit, or segregate the Security Deposit in a separate account.

6. Late Charges. Unless otherwise provided in this Sublease, if Sublessee should fail to pay Sublessor when due any installment of rent or any amount due under this Sublease, Sublessee shall pay Sublessor, if and on demand, a late charge of five percent ( 5%) of such installment in order to reimburse Sublessor for additional expenses in an amount not readily ascertainable. Late charges shall not be construed as liquidated damages or limiting Sublessor’s remedies in any manner. In addition to the late charge, any rent or other amount due from Sublessee under this Sublease which is more than ten (10) days delinquent after notice to Sublessor shall bear interest, at Sublessor’s option, from the date such rent or other amount was due at the rate of twelve percent (12%) per year. Any rent and/or other payments due hereunder returned to Sublessor marked “insufficient funds” or similarly will entitle Sublessor, at its option, to collect an additional five percent (5%) of the payment from Sublessee for each payment, and the failure to pay the same shall likewise give Sublessor the right and option to cancel and terminate this Sublease by written notice to Sublessee or to pursue any and all other remedies available hereunder to Sublessor.

7. Indemnity. Sublessee agrees to indemnify and hold Sublessor harmless against any and all claims, demands, damages, costs expenses, compensation, attorney.s fees, harm, personal injuries, causes of action, injuries, suits, and losses of any kind to the proportional extent arising from any of the following, whether during the term of this Sublease (a) the conduct or management of Suble ssee.s business on the Subleased Premises; (b) any breach on the part of Sublessee of any term of this Sublease; (c) any act of gross negligence or misconduct of Sublessee or any of its employees, contractors, invitees, clients, or guests in or about the Subleased Premises; and (d) any breach or default by Sublessee in the performance of its obligations hereunder (collectively, the “Indemnity Claims”), except to the extent by the negligence or willful malfeasance of Sublessor. In case of any action or proceeding brought against Sublessor by reason of any Indemnity Claim, Sublessee, upon notice from Sublessor, agrees to defend such action or proceeding by legal counsel reasonably satisfactory to Sublessor, provided that Sublessor promptly notifies Sublessee of the Indemnity Claim in writing, permits Sublessee to control the defense or settlement of such Indemnity Claim and cooperates in its defense or settlement.

8. Insurance. Sublessee shall take out and keep in force and effect during the term of this Sublease, at Suble ssee.s expense, all liability and other insurance coverages as required of the tenant under the Lease, and in accordance with terms of the Lease. All such policies shall be in form and substance satisfactory to Sublessor. Such policies shall name Sublessee, Lessor, and Sublessor as insureds. Sublessee shall be solely responsible for paying the cost of insurance covering its fixtures, furniture, merchandise, stock in trade, equipment and Suble ssee.s personal property. All property kept, stored or maintained within the Subleased Premises by Sublessee shall be so kept, stored, or maintained at Suble ssee.s sole risk. All policies of insurance shall be written by an insurance company or companies authorized to do business in the State of Texas. Any insurance company must be satisfactory to Sublessor. Sublessee shall furnish Sublessor an insurance certificate evidencing adequate insurance as required hereunder. Sublessee will procure endorsements on the policies required to be maintained by it requiring that at least thirty

(30) days prior written notice be given to Sublessor before any cancellation or reduction of insurance under any such policy.

9. Limitation of Liability. Notwithstanding anything to the contrary herein contained, there shall be absolutely no personal liability of either party with respect to any of the terms, covenants, conditions and provisions of this Sublease. Sublessee shall, subject to the rights of any mortgagee, look solely to the interest of Sublessor, in the Subleased Premises for the satisfaction of each and every remedy of Sublessee in the event of default by Sublessor hereunder. Such exculpation of personal liability is absolute and without any exception whatsoever.

10. Default. Sublessee shall be in default under this Sublease upon the happening of one or more of the following events: (a) Sublessee shall fail to pay any rent or other monetary obligation set forth herein, which failure continues for more than ten (10) days after the due date thereof; or (b) Sublessee shall fail to observe or perform any of its obligations hereunder, which failure continues for more than twenty (20) days after written notice thereof is sent to Sublessee.

11753.127/CPIN/1478022.1 3

11. Remedies. Upon the occurrence of an event of default, in addition to any other rights or remedies under law or equity, Sublessor may at once thereafter or at any time subsequent during the existence of such breach or default enter into and upon the Subleased Premises or any part thereof and repossess the same, expelling or removing therefrom all persons and property (which property may be removed and stored at the cost and for the account of Sublessee), using such force as may be necessary, and either (a) terminate this Sublease, holding Sublessee liable for damages for its breach, or (b) without terminating this Sublease, relet the Subleased Premises or any part thereof, upon such terms and conditions as appear advisable to Sublessor.

12. Disclaimer. SUBLESSEE HAS FULLY INSPECTED THE SUBLEASED PREMISES PRIOR TO THE COMMENCEMENT DATE. SUBLESSEE ACKNOWLEDGES AND ACCEPTS THE CONDITION AND SUITABILITY OF THE SUBLEASED PREMISES AND PREMISES. THE SUBLEASED PREMISES ARE LEASED UPON A “AS IS” BASIS, AND SUBLESSOR DISCLAIMS, AND SUBLESSEE DOES NOT RELY UPON, ANY AND ALL EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AS TO THE SUBLEASED PREMISES, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTY OF FITNESS, THE IMPLIED WARRANTY OF SUITABILITY, AND THE IMPLIED WARRANTY OF MERCHANTABILITY.

13. General Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND IS PERFORMABLE IN EL PASO COUNTY, TEXAS. This Agreement, and every provision thereof, shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Wherever the context shall require, the singular shall include the plural, and the male gender shall include the female gender and the neuter, and vice versa. No consent or waiver, express or implied, by a party to or for any breach of any provision hereunder by the other party shall be deemed a consent or waiver to or for any other breach of the same provision or any other provision hereunder. Wherever the context shall require, the singular shall include the plural, and the male gender shall include the female gender and the neuter, and vice versa. Any provision, or part thereof, of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Sublease and the effect thereof shall be confined to the provision, or part thereof, so held to be invalid or unenforceable. THIS SUBLEASE CONTAINS THE ENTIRE LEASE AGREEMENT BETWEEN THE PARTIES AS TO THE SUBLEASE OF THE SUBLEASED PREMISES, AND THERE ARE NO PROMISES, AGREEMENTS, CONDITIONS, UNDERTAKINGS, COVENANTS, WARRANTIES, REPRESENTATIONS, EITHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, BETWEEN THE PARTIES ON THE MATTERS HEREIN, OTHER THAN AS HEREIN SET FORTH OR IN THE DOSE AGREEMENT TO THE EXTENT OF ANY IRRECONCILABLE CONFLICT BETWEEN THE DOSE AGREEMENT AND THIS SUBLEASE, THIS SUBLEASE SHALL CONTROL.

EXECUTED to be effective as of the 19th day of November, 2019.

SUBLESSOR:	DESERT IMAGING SERVICES, L.P.

	By:	FLM Enterprises, L.L.C.,
its General Partner

	By:	/s/ Leroy Candelaria
Leroy Candelaria
Manager

SUBLESSEE:	IONETIX CORPORATION

	By:	/s/ Josh Gurewitz
	Name:	Josh Gurewitz
	Title:	VP Sales and Marketing